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                                                                    EXHIBIT 4.10



                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as the "Amendment") is made and entered into as of the 1st day of July, 2003, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS

         A. Agent, the Lenders and the Borrowers have entered into that certain Loan and Security Agreement, dated as of December 31, 2001 (as amended by that certain (i) First Amendment to Loan and Security Agreement dated as of April 15, 2002, (ii) Second Amendment to Loan and Security Agreement dated as of June 3, 2002, but effective as of May 31, 2002, (iii) Third Amendment to Loan and Security Agreement dated as of July 29, 2002, and (iv) Fourth Amendment to Loan and Security Agreement dated as of December 10, 2002, herein the "Agreement").

         B. Agent, the Lenders and the Borrowers desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01. Amendment to Definition of Eligible Finished Goods Inventory. The definition of "Eligible Finished Goods Inventory" in Section 1.1 of the Agreement is hereby amended by deleting "or" at the end of subparagraph
(e); deleting the period at the end of subparagraph (f) and inserting, in lieu thereof, "; or"; and adding a subparagraph (g) thereto to read as follows:

         "(g) it consists of goods in transit to or stored at storage facilities pursuant to a Terminal Agreement."

         Section 2.02. Amendment to Definition of Eligible Raw Materials Inventory. The definition of "Eligible Raw Materials Inventory" in Section 1.1 of the Agreement is hereby amended by deleting "or" at the end of subparagraph
(d); deleting the period at the end of subparagraph (e) and inserting, in lieu thereof, "; or"; and adding a subparagraph (f) thereto to read as follows:

         "(f) it consists of goods in transit to or stored at storage facilities pursuant to a Terminal Agreement."


FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 1

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         Section 2.03. Amendment to Definition of Foothill. The definition of
"Foothill" in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "'Foothill' means Wells Fargo Foothill, a California corporation (f/k/a Foothill Capital Corporation)."

         Section 2.04. Amendment to Definition of Offsite Eligible Inventory. The definition of "Offsite Eligible Inventory" in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "'Offsite Eligible Inventory' means, as to each Borrower, Inventory of such Borrower which would not be excluded from the definition of Eligible Inventory but for the fact that it is not located as a location specified in Schedule E-1; provided, that an item shall not be included in Offsite Eligible Inventory if it consists of goods in transit to or stored at storage facilities pursuant to a Terminal Agreement."

         Section 2.05. New Definition of Terminal Agreement. The definition of "Terminal Agreement" is hereby added to Section 1.1 of the Agreement and made a part thereof which shall read in its entirety as follows:

                  "'Terminal Agreement' means an agreement or contract between a Borrower and a third party providing for the storage and handling of Inventory of the Borrower at a site located in the continental United States or in Canada."

         Section 2.06. Amendment to Section 5.5. Section 5.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "5.5 LOCATION OF INVENTORY. The Inventory is not stored with a bailee, warehouseman, or similar party and is located only at the locations identified on Schedule 5.5 (other than Inventory in transit between locations specified in Schedule 5.5 and Inventory in transit to or stored at storage facilities pursuant to a Terminal Agreement)."

         Section 2.07. Amendment to Section 6.9. Section 6.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "6.9 LOCATION OF INVENTORY. Keep the Inventory (other than Inventory in transit between locations specified on Schedule 5.5 and Inventory in transit to or stored at storage facilities pursuant to a Terminal Agreement) only at the locations identified on Schedule 5.5; provided, however, that Borrowers may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory is moved to such new location, so long as such new location is within the continental United States or Canada, and so long as, at the time of such written notification, the applicable Borrower provides any UCC-1 financing statements, fixture filings, PPSA financing statements, or any other equivalent form of registration necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement."

         Section 2.08. New Section 6.20. A new Section 6.20 is hereby added to the Agreement and made a part thereof which reads as follows:

                  "6.20 TERMINAL AGREEMENTS. Upon entering into and executing a Terminal Agreement, the Borrower will immediately notify the Agent thereof specifying the third party party to such Terminal Agreement, the location of the site subject to the Terminal



FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 2

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         Agreement, and the amount of Inventory proposed to be stored pursuant to the terms of the Terminal Agreement, and will accompany such notice with an executed copy of the Terminal Agreement. The Borrower will use its best efforts to obtain a terminal access agreement in form, scope and substance acceptable to Agent in connection with each such Terminal Agreement."

         Section 2.09. Amendment to Section 7.18. Section 7.18 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY WITH BAILEES. Relocate its chief executive office to a new location from the location specified in Schedule 5.7; provided, however, that Borrowers may amend Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date the chief executive office is to be relocated, so long as such location is within the continental United States or Canada, and so long as, at the time of such written notification, the applicable Borrower provides any UCC-1 financing statements or fixture filings or PPSA financing statements or any other equivalent form of registration necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent (other than Inventory in transit to or stored at storage facilities pursuant to a Terminal Agreement)."

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:

                  (a) Agent shall have received the following documents, each in form and substance satisfactory to Agent:

                           (i) This Amendment, duly executed by Borrowers,
                  together with the Consent and Ratification (the
                  "Ratification") hereto, duly executed by the Guarantors; and

                           (ii) Company General Certificates dated as of the
                  date of this Amendment, in form and substance satisfactory to Agent, certified by the Secretary of the Borrowers and the Guarantors certifying among other things, that the Borrowers' and Guarantors Board of Directors have met and have adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by Borrowers of this Amendment, and the Guarantors of the Ratification, and each other document, instrument and agreement executed in connection with or relating to the Agreement, this Amendment or the Ratification (hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents");

                  (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof;

                  (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Agent; and


FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 3

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                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Agent.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.02. Representations and Warranties. Borrowers hereby represent and warrant to Agent as follows:

                  (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and do not and will not conflict with or violate any provision of any Applicable Law, the Articles of Incorporation/Organization or Bylaws/Operating Agreement of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon any of the Borrowers or their respective Property; no consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby;

                  (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;

                  (c) Borrowers are in full compliance with all covenants and agreements contained in the Agreement, as amended hereby, and the other Loan Documents; and

                  (d) Borrowers have not amended their respective Articles of Incorporation/Organization or Bylaws/Operating Agreement or other organizational documents since the date of the execution of the Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

         Section 5.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.


FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 4

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         Section 5.03. Expenses of Agent. As provided in the Agreement, each
Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

         Section 5.04. RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.06. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrowers and their respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

         Section 5.08. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.


FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 5

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         Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.11. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Borrowers, Agent and the Lenders have caused this Amendment to be executed on the date first written above by their duly authorized officers.


                                      PCI CHEMICALS CANADA COMPANY
                                      a Nova Scotia unlimited liability company

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      PIONEER AMERICAS LLC
                                      a Delaware limited liability company

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      WELLS FARGO FOOTHILL, INC.,
                                      a California corporation (f/k/a Foothill
                                      Capital Corporation), as Agent and
                                      as a Lender

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------




FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 6

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                            CONSENT AND RATIFICATION


         The undersigned, Pioneer Companies, Inc., Pioneer (East), Inc., Pioneer Licensing, Inc., Imperial West Chemical Co., KNA California, Inc., Pioneer Water Technologies, Inc., and KWT, Inc. (each a "Guarantor" and collectively the "Guarantors") have executed that certain continuing general guaranty dated as of December 31, 2001 (the "Guaranty"), in favor of WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (as defined in the Guaranty). The Guarantors hereby consent and agree to the terms of the Fifth Amendment to Loan and Security Agreement dated as of July 1, 2003 (the "Amendment"), executed by PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Guarantors in enforceable against the Guarantors in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty is a "Loan Document" as such term is defined in the Amendment and as such term is defined in the Agreement, (b) the Guaranty is not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under the Guaranty, (d) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any obligations of the undersigned as guarantors pursuant to the Guaranty and shall not constitute a waiver by Agent of any of Agent's rights against the undersigned, (e) by virtue hereof and by virtue of the Guaranty, each Guarantor hereby guarantees to Agent the prompt and full payment and full and faithful performance by the Borrowers of the entirety of the Obligations (as defined in the Agreement) on the terms and conditions set forth in the Agreement as amended by the Amendment and any time further modified or amended, (f) the Guarantors' consent is not required to the effectiveness of the Amendment, and
(g) no consent by the Guarantors is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Agreement or any present or future Loan Document.

                                      Pioneer Companies, Inc.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  Vice President


                                      Pioneer (East), Inc.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  President


CONSENT AND RATIFICATION OF FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT -
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                                      Pioneer Licensing, Inc.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  President

                                      Imperial West Chemical Co.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  Vice President


                                      KNA California, Inc.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  Vice President


                                      Pioneer Water Technologies, Inc.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  Vice President


                                      KWT, Inc.


                                      By:
                                         --------------------------------------
                                      Name:   Kent R. Stephenson
                                      Title:  Vice President



CONSENT AND RATIFICATION OF FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT -
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